UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2020
LUBY’S, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ¨
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2020 (the “Agreement Date”), Kennedy Scott Gray and Luby's, Inc. (the “Company”) entered into a Final Separation Agreement and Release (the “Agreement”) pursuant to which Mr. Gray is entitled to receive the following payments and benefits under the Agreement:
•severance pay in an amount equal to $105,230.72 payable in equal bi-weekly installments over a period of 26 weeks following April 4, 2020 (the “Severance Period”);
•continued participation in the group medical insurance maintained by the Company upon the same terms and conditions in effect for active employees of the Company until the expiration of the Severance Period at a cost to the Company not to exceed $13,234.14;
•the immediate vesting of 31,028 Restricted Stock Units previously granted on December 8, 2017;
•the immediate vesting of 37,720 shares of Incentive Stock Options having a strike price of $2.82 per share previously granted on December 8, 2017 and the extension of the expiration of such options until April 4, 2022; and
•the extension of the expiration of 45,946 shares of Non-Qualified Stock Options having a strike price of $2.82 per share previously granted on December 8, 2017 until April 4, 2022.
Pursuant to the Agreement, Mr. Gray has agreed to release all claims against the Company and its affiliates.
Under the terms of the Agreement, Mr. Gray could have revoked the Agreement for a period of seven days after April 14, 2020, the date Mr. Gray executed the Agreement. The Agreement became effective on April 24, 2020 when the Company counter-signed the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2020	LUBY’S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer